UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2015

COHERUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36721	27-3615821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

201 Redwood Shores Parkway, Suite 200

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 649-3530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 9, 2015, Coherus BioSciences, Inc. (“Coherus”) and Medpace, Inc. (“Medpace”) executed a task order (“Task Order”) under a master services agreement dated January 23, 2012, by and between Coherus and Medpace. Under the terms of the Task Order, Coherus is obligated to pay up to approximately $21.6 million for clinical study services for CHS-0214 (etanercept (Enbrel®) biosimilar candidate), which is in a Phase 3, open-label, safety extension study.

The foregoing is only a summary of the material terms of the Task Order, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Task Order, which will be filed as an exhibit to the Quarterly Report on Form 10-Q of Coherus for the fiscal quarter ended June 30, 2015. Coherus intends to submit a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the Task Order. The omitted materials will be included in the request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2015	COHERUS BIOSCIENCES, INC.

	By:	/s/ Jean-Frédéric Viret
	Name:	Jean-Frédéric Viret
	Title:	Chief Financial Officer